Exhibit 5.1

James B. West

Edgar F. Hansell

R. Craig Shives

Keith E. Luchtel

Robert A. VanOrsdel

Richard J. Sapp

G. R. Neumann

Gregory P. Page

Randall G. Horstmann

Jay Eaton

Bradford L. Austin

Sara J. Sersland

Hayward L. Draper

Michael W. Thrall

Mark C. Dickinson

Gregory B. Wilcox

John F. Lorentzen

Rod Kubat

Steven J. Roy

Frank B. Harty

James C. Wine

Bruce W. Baker

Thomas W. Foley

Steven H. Lytle

Terry C. Hancock

Anthony A. Longnecker

Kevin H. Collins

Joseph A. Quinn

Wade H. Schut

Mark D. Aljets

G. Thomas Sullivan

Thomas H. Walton

Willard L. Boyd III

Jeffrey W. Courter

Hallie E. Still-Caris

David W. Benson

Brian J. Humke

Paula S. Dierenfeld

Coreen K. Sweeney

Antonio Colacino

Jill M. Stevenson

Angel A. West

Angela L. Watson Cook

Mary E. Funk

Randall D. Armentrout

Thomas M. Cunningham

Denise M. Mendt

Robert D. Andeweg

Debra L. Hulett

Mark A. Schultheis

John T. Clendenin

Neal K. Westin

Stephanie L. Marett

Cory R. Harris

Stephanie G. Techau

Patrick B. White

Brad C. Epperly

Scott A. Sundstrom

Angela C. Brick

Benjamin P. Roach

Victoria A. Feilmeyer

K. Dwayne Vande Krol

Hannah M. Rogers

Kathleen K. Law

Jason L. Giles

Mitchell R. Kunert

Kristina M. Stanger

Brian D. Torresi

Michael J. Dayton

Anna W. Mundy

Matthew R. Eslick

Sarah J. Hastings

Andrew M. Graap

Christian P. Walk

Vidhya K. Reddy

David T. Bower

Jay P. Syverson

REGISTERED PATENT ATTORNEYS

Glenn Johnson

Robert W. Hoke

Wendy K. Marsh

Ryan N. Carter

Sarah J. Gayer

OF COUNSEL

Samuel G. O’Brien

L. R. Voigts

Gerald J. Newbrough

Carlton T. King

Drew R. Tillotson

Frank B. Comfort

Russell E. Schrage

Roger L. Ferris

Luther L. Hill, Jr.

Keri K. Farrell-Kolb

October 23, 2009

REG Newco, Inc.

416 S. Bell Avenue

P.O. Box 888

Ames, IA 50010

Ladies and Gentlemen:

We have acted as counsel to REG Newco, Inc., a Delaware corporation (the “Company”), in connection with the issuance of 36,840,422 shares of the Company’s .0001 par value Common Stock and 13,714,787 shares of the Company’s .0001 Series A Convertible Preferred Stock (together, the “Shares”) being registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on a Registration Statement on Form S-4 (as amended, the “Registration Statement”) pursuant to the Amended and Restated Asset Purchase Agreement by and among the Company, REG Newton, LLC, Central Iowa Energy, LLC and Renewable Energy Group, Inc. executed August 7, 2009, the Amended and Restated Asset Purchase Agreement by and among the Company, REG Wall Lake, LLC, Western Iowa Energy, LLC and Renewable Energy Group, Inc. executed August 7, 2009, the Amended and Restated Agreement and Plan of Merger by and among the Company, REG Danville, LLC, Blackhawk Biofuels, LLC and Renewable Energy Group, Inc. executed August 7, 2009, and the Amended and Restated Agreement and Plan of Merger by and among the Company, REG Merger Sub, Inc. and Renewable Energy Group, Inc. executed August 7, 2009, (together, the “Consolidation Agreements”).

G. Rick Neumann

Direct Number: (515) 283-3121 • Facsimile: (515) 283-3108 • E-Mail: grneumann@nyemaster.com

700 Walnut, Suite 1600 • Des Moines, IA 50309-3899 • (515) 283-3100

With offices in Des Moines, Ames and Cedar Rapids

www.nyemaster.com

October 23, 2009

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Certificate of Incorporation of the Company, the Bylaws of the Company, the Certificate of Designation of Series and Determination of Rights and Preferences of Series A Convertible Preferred Stock of the Company, the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares are duly authorized and, when issued and delivered in accordance with the terms of the respective Consolidation Agreements, will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We express no opinion in connection with the matters contemplated by the Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus which is a part of the Registration Statement.

Very truly yours,

Nyemaster, Goode, West, Hansell & O’Brien, P.C.

By:	/S/ G.R. NEUMANN
G. R. Neumann